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                      EXECUTIVE BENEFITS PROGRAM


                      DEFERRED COMPENSATION PLAN

                              JUNE, 1994




                               SEARLE


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
                 SEARLE DEFERRED COMPENSATION PLAN

                         TABLE OF CONTENTS
                                                        PAGE
                                                        ----
Overview . . . . . . . . . . . . . . . . . . . . . . . . 2
Eligibility. . . . . . . . . . . . . . . . . . . . . . . 3
How The Plan Works
     What Am I Deferring . . . . . . . . . . . . . . . . 3
     Deferral Choices. . . . . . . . . . . . . . . . . . 4
     Interest. . . . . . . . . . . . . . . . . . . . . . 5
     What If I Want My Money Early . . . . . . . . . . . 6
     Things To Consider. . . . . . . . . . . . . . . . . 6
     Pension Impact. . . . . . . . . . . . . . . . . . . 7
     Taxes . . . . . . . . . . . . . . . . . . . . . . . 7
     What To Do Now. . . . . . . . . . . . . . . . . . . 8
     Beneficiary Designation . . . . . . . . . . . . . . 9
     Legal Information . . . . . . . . . . . . . . . . . 9




                                                  June, 1994


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            SEARLE DEFERRED COMPENSATION PLAN OVERVIEW*

FEATURE                                          OVERVIEW
- - -------                                          --------
PURPOSE Provide participants an opportunity for additional timing choices for receiving incentive awards.

ELIGIBILITY           Employees in grades 8004/9014 or above are eligible to
                      participate in the Searle Deferred Compensation Plan.

DEFERRAL ELECTION     @  Before June 30 of the applicable performance year
                         for amounts that would otherwise be distributed after the end of the performance year.

                      @ Before June 30, 1994, for amounts banked for 1994, 1995 and 1996, as well as any adjustments to the bank.

MINIMUM DEFERRAL      $1,000 per deferral election.

MAXIMUM DEFERRAL      Entire amount of award (including the banked amount)
                      and any performance adjustments to the bank.

INTEREST EQUIVALENTS
CREDITING RATE        Based on Moody's BAA Bonds.

PAYMENT DATE          Two options are available:
                      @  A "date certain" election - you specify the month
                         and year when you will receive amounts deferred,

                      @ A "retirement" election - you may elect to receive payment after retirement in one lump sum or in annual installments over a specified number of years (maximum 15).

PAYMENT FORM          There are two options:
                      @  A lump sum payment,

                      @ Payment in annual installments over a specified number of years.

IN CASE OF            In the event of termination of employment with Searle
TERMINATION           for any reason other than transfer to another Monsanto
                      unit or retirement while you have a "retirement" election in effect, you or your beneficiary will receive a lump sum after your termination.

INDIVIDUAL TAX        @  Taxed as ordinary income at the time the award is
                         distributed.

                      @ FICA tax on deferred awards must be collected at the time the award would otherwise be payable, absent a deferral.

*This overview is intended as a general reference. Please read the entire booklet carefully for some important details of the terms and conditions affecting deferrals.

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                      The purpose of the Searle Deferred Compensation
                      Plan is to provide participants with additional choices for receiving incentive awards under the Management Incentive Plan.

ELIGIBILITY           Employees eligible to participate in the
                      Management Incentive Plan are also eligible for this plan, if they are in grade 9014 or above and are also U.S. citizens residing in the U.S. or citizens of other countries permanently assigned to and residing in the U.S. Citizens of the U.S.
                      on international assignment and citizens of other countries not permanently assigned to the U.S. are not eligible to participate in the Deferred
                      Compensation Plan.

                      The plan will be administered by the Pension
                      Committee. The Pension Committee has chosen to delegate day-to-day administration of the Deferred Compensation Plan to the Pension Administration Committee. All references to "the Committee" refer to the Pension Committee or the Pension Administration Committee, as appropriate.

HOW THE
PLAN WORKS            WHAT AM I DEFERRING?

                      Each year, you have the opportunity to defer some or all of any bonus you are awarded under the Searle Management Incentive Plan of 1994-1996. This deferral election relates only to the annual amount that would be distributed after the end of the performance year. This annual deferral election does not apply to any amounts for the performance year that are "banked".

                      To meet U.S. tax rules, you must decide whether or not to make this annual deferral election no later than June 30 of the applicable performance year:
                      June 30, 1994 for the 1994 performance year;
                      June 30, 1995 for the 1995 performance year;
                      and June 30, 1996 for the 1996 performance year.

                      In addition to the annual deferral election, the Searle Deferred Compensation plan also provides you the opportunity to defer some or all of any award under the Searle Management Incentive Plan for 1994-1996 that is "banked", as well as any adjustments to the banked amount.

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

                      To meet U.S. tax rules, you must decide no later than June 30, 1994 whether or not to defer the banked amounts for 1994, 1995 and 1996, as well as any adjustments to the banked amounts -- all of which would otherwise be payable after the end of the three year cycle (first quarter 1997).

                      Whether you elect to defer or not, you must complete and return the Deferral Election form to your Human Resources Department.


                      WHAT ARE MY DEFERRAL CHOICES?

                      YOUR ELECTION IS IRREVOCABLE.

                      First of all, you will have three choices as to how much you defer. Thus, you can defer:
                      ------------------

                      @ A cash amount specified by you, but not less than $1,000, or

                      @ All of your incentive payment in excess of an amount you specify. No deferral will be made if the amount deferred turns out to be less than $1,000.

                      @ A specified percentage of your incentive award from 10% to 100%. Again, no deferral will be made if the amount deferred turns out to be less than $1,000.

                      Second, you will have two choices as to when you
                                                              --------
                      will receive the deferred payment. You can
                      ----------------------------------
                      specify:

                      @ The month and year when you want to receive the payment - a "date certain" election - which must be later than March of the year following the performance year, when you would normally receive your payment (or, with respect to banked amounts which are deferred, later than March, 1997), or

                      @ You want to receive the payment in January following the year in which you retire.

                      Finally, you have two choices as to the form of
                                                              ----
                      your distribution. You must specify whether you want your distribution to be paid:

                      @  In the form of a lump sum cash payment, or

                      @ In annual payments over a specified number of years, not in excess of 15.

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                      If prior to the time of payment which you have
                      specified you terminate employment with Searle for any reason (e.g., retirement prior to a "date certain" date, death, termination*, disability), you or, in the event of your death, your beneficiary will receive a cash lump sum payment within a reasonable time. If you die after retirement, but before you have received all of your deferred payment(s), the remaining balance will be paid to your beneficiary within a reasonable time.

                      If you defer, you will need to designate a beneficiary(ies). This designation will apply to all future deferrals and all amounts in your account. You can change your beneficiary at any time.

                      The deferral election will not advance the normal payment date of any award.

                      The term of deferral may be changed by the Committee to enable the Company to comply with wage controls, guidelines, or other governmental requirements.


                      WILL I RECEIVE INTEREST ON THE DEFERRED MONEY?

                      The deferred amount will accumulate "interest equivalents" at an annually adjusted rate as determined by the Committee. The current rate is the average yield during the preceding calendar year for Moody's BAA Bonds. This index is composed of investment grade securities with a twenty-year maturity. Normally, interest equivalents will begin to accumulate April 1, following your March award. They will be credited monthly and will be paid at the end of the deferral period. If you elect to receive annual installments, you'll be credited with interest equivalents on the declining balance.

                      The rate and amount of interest equivalents will be communicated to you annually in a statement showing your year-end account balance.

*Termination for cause will result in forfeiture of all amounts which you have banked.

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                      WHAT HAPPENS IF I WANT MY MONEY EARLIER THAN I
                      SPECIFY?

                      All elections to defer awards (including the amount, time and method of payment) are irrevocable. However, on the request of you or your legal representative, the Committee may allow withdrawal of deferred awards or acceleration of post-retirement installments for cases of severe hardship (as determined by the Committee), death, or total and permanent disability (as determined by the Committee).

                      You or your legal representative must submit a request for withdrawal in writing to the Committee.


                      WHAT ARE SOME OF THE THINGS I SHOULD CONSIDER?

                      If you defer an incentive award:

                      @  You will not have the use of your money
                         during the deferral period,

                      @ You can't transfer your money to other types of investments, or use it as collateral for a loan,

                      @ Deferral may not fit with your retirement and estate plans,

                      @ Tax laws on deferred payments such as these may change,

                      @  You must pay FICA taxes on the amounts
                         deferred in the year the amounts would
                         otherwise be payable,

                      @  Your deferred compensation and interest
                         equivalents will not be put into a trust;
                                          ---
                         payment will be made from the general funds of the Company.

                      On the other hand,

                      @ You will be credited with compounded interest equivalents on the full pre-tax amount of your cash award during the deferral period,

                      @ You don't pay income taxes until you receive payment, but then you'll pay ordinary income tax on both the deferred amount and interest, as it is received,

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

                      @ You can defer payments until after retirement as part of your election and can then receive annual installments as supplemental income,

                      @  This will not disqualify you from Social
                         Security benefits to which you would
                         otherwise be entitled after you retire.

                      Refer to the section on taxes for more
                      information.


                      IS THERE ANY EFFECT ON MY PENSION IF I DEFER?

                      Deferral of management incentive awards may impact the amount of benefits you receive under the tax-qualified Retirement Plan, but not the total amount of your pension.

                      "Pensionable earnings" includes base salary and any annual award received, as well as the portion of any award that would have been received had it not been banked.

                      For the year of deferral, IRS regulations will not allow deferred compensation to be considered as "pensionable earnings" under a qualified plan like the Retirement Plan. Consequently, deferring all or a portion of your management incentive award may impact the amount you receive under the Retirement Plan. The key question, however, is:
                      Will the amount of your total pension be less?
                      The answer is "no". To make up the difference--in other words, to ensure that you receive exactly the same pension whether you defer or not-- Searle has established a non-qualified, unfunded retirement plan (a "non-qualified supplemental" retirement plan). Thus, you can defer your award prior to retirement and there will be no effect on your pension amount.


                      WHAT ABOUT TAXES?

                      Electing to defer cash incentive award payments has certain tax considerations. If you are considering deferral, we recommend you review the following information with your tax or estate planning advisor.

                      As noted above, ordinary income tax will be due on the deferred amount and interest equivalents in the year of payment.

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                      If you die before receiving all deferred amounts,
                      the value of the unpaid balance will be included in your gross estate for federal estate tax purposes.

                      If you request and receive a lump sum distribution of your pension benefits at retirement, the amount coming from the non-qualified supplemental plan is not eligible for long-term capital gains or special averaging treatment available to certain distributions from qualified plans. Also, the non-qualified portion of the lump sum distribution cannot be rolled over to an Individual Retirement Account (IRA).

                      Finally, the value of any post-death payments to your estate from either the qualified or the non-qualified retirement plan will be included in your gross estate for federal estate tax purposes.

                      In addition, FICA tax is due at the time the award is granted, whether you defer or not. The maximum wage base for the old-age, survivor and disability insurance portion (6.2%) will be $60,600 for 1994. Effective January 1, 1994, the dollar limit on compensation subject to the Medicare portion of FICA has been eliminated. Thus, beginning in 1994, the 1.45% Medicare tax will apply to all of an employee's compensation.


                      WHAT DO I NEED TO DO NOW?

                      Once you have made your decision, complete and return the attached transmittal memo. If you wish to defer, also include signed "Deferral Election" form(s).

                      Specifically, if you wish to defer some or all of any annual cash award, complete the 1994 Cash Portion of Annual Incentive Award Deferral
                      Election" form for the annual incentive award by June 30, 1994.

                      In addition, if you wish to defer some or all of any award that is "banked" for 1994, 1995 and 1996, as well as any adjustments to the bank, complete the Banked Portion of Annual Incentive
                      Award: 1994-1996 Deferral Election" form by
                      June 30, 1994.

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                      BENEFICIARY DESIGNATION FORM

                      If you have previously made a beneficiary designation under the Searle Deferred Compensation Plan, that designation will continue to be in effect. However, if you elect for the first time to defer an incentive award, or if you wish to change your beneficiary designation from a previous incentive award deferral election, this form must be completed and returned.

                      When you have completed the Deferral Election and Beneficiary Designation forms, return a copy to your Human Resources Representative and retain a copy for your personal records. The deferral form for the annual award must be completed and received no later than June 30 of the performance year or June 30, 1994 in the case of the "banked" awards.


                      LEGAL INFORMATION

                      In all events, whether any award is made to a participant and the amount of the award will be dependent on management's recommendation and the decision of the Executive Compensation and Development Committee (ECDC). If in any performance year, the regular common stock cash dividend is reduced, all awards for that year will be reviewed by the ECDC to determine whether changes, if any, are appropriate. All awards are subject to the sole discretion of the Committee, and nothing in this Deferred Compensation Plan or any booklet or other document describing or referring to this Deferred Compensation Plan shall confer any right whatsoever on any person to be considered for any incentive commitments or awards.

                      Nothing in this Deferred Compensation Plan or any booklet or other document describing or referring to this Deferred Compensation Plan shall confer on any employee or participant the right to continue in the employ of the Company or affect the right of the Company to terminate the employment of any such person with or without cause.

                      Nothing contained herein shall require the Company to segregate any monies from its general funds or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any participant.

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                      Neither an incentive commitment nor an unpaid
                      incentive award shall be pledged or transferred except as provided for herein in the case of death. If any participant makes such a pledge or transfer in violation hereof, any obligation of the Company shall terminate.

                      The Company will withhold any federal, state or local, domestic or foreign taxes as required by law or regulation or as the Company deems appropriate from any payments that they make to participants hereunder.

                      This Deferred Compensation Plan and all actions taken hereunder shall be governed by the laws of the State of Illinois.

                      This Deferred Compensation Plan may be amended or terminated by the Committee at any time. However, no such action will reduce the amount which you have deferred or the interest equivalents with which you have been credited.

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